INVESTMENT ADVISORY AGREEMENT

THIS INVESTMENT ADVISORY AGREEMENT is made as of the 21st day of November, 2014, by and between Smead Funds Trust (the “Trust”), on behalf of each of its series, and Smead Capital Management, Inc. (the “Adviser”).

WHEREAS, the Trust is a Delaware statutory trust authorized to issue shares in series, each of which series is set forth in Schedule A, as may be amended from time to time, (each series is referred to herein as a “Fund” and, collectively, as the “Funds”);

WHEREAS, the Trust is a registered as an open-end management investment company under the Investment Company Act of 1940, as amended (“1940 Act”); and

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”).

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Trust and the Adviser as follows:

1.	Appointment

(a)     The Trust hereby appoints the Adviser to act as investment adviser to the Funds for the periods and on the terms set forth herein, subject to the direction of the Baord of Trustees of the Trust (the “Board”) and the officers of the Trust. The Adviser accepts the appointment and agrees to furnish the services set forth herein for the compensation provided in Schedule B hereto.

(b)     In the event that the Trust establishes one or more series other than the Funds listed on Schedule A attached hereto, with respect to which it desires to retain the Adviser to act as investment adviser hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services under this Agreement, it shall notify the Trust, as applicable, in writing whereupon such series shall become a Fund hereunder and shall be subject to the provisions of this Agreement to the same extent as the Funds named herein except to the extent that said provisions (including those relating to the compensation payable by the Fund to the Adviser) are modified with respect to such Fund in writing by the Trust and the Adviser at that time.

2.	Services as Investment Adviser

Subject to the general supervision and oversight of the Board of Trustees of the Trust (the “Board”), the Adviser:

(a)     will have, subject to the control and supervision of the Board, overall supervisory responsibility for the general management and investment of each Fund’s assets and will provide a program of continuous investment management for each Fund in accordance with each Fund’s investment objective and policies as stated in each Fund’s prospectus and statement of additional information filed with the Securities and Exchange Commission (“SEC”), as they may be amended from time to time (each a “Prospectus” and, together, the “Prospectuses”);

(b)     subject to the approval of the Board, may enter into an agreement with one or more sub-advisors (each a “Sub-Adviser”) pursuant to which each Sub-Adviser shall furnish the investment advisory services specified therein in connection with the management of one or more of the Funds as specified therein (each a “Sub-Advisory Agreement” and, collectively, the “Sub-Advisory Agreements”); provided, that any Sub-Advisory Agreement with a Sub-Adviser shall be in compliance with, and approved as required by, the 1940 Act or the rules or regulations thereunder or in accordance with exemptive relief granted by the SEC under the 1940 Act. The Adviser will continue to have ultimate responsibility for all investment advisory services furnished pursuant to any Sub-Advisory Agreement. The Adviser shall be solely responsible for compensating any Sub-Adviser for performing any of the duties and obligations delegated to such Sub-Adviser, provided that the Adviser may request that the Trust directly pay to the Sub-Adviser the portion of the Adviser’s compensation that the Adviser is obligated to pay to the Sub-Adviser. If the Trust agrees to such request, the compensation the Trust pays to the Adviser shall be reduced by amounts paid directly to any Sub-Adviser. In the event that any Sub-Adviser appointed hereunder is terminated, the Adviser may provide investment advisory services pursuant to this Agreement through its own employees or through another Sub-Adviser as approved by the Trust.

(c)     will, or will cause the appropriate Sub-Adviser(s) to, invest and reinvest the assets of the Funds by selecting the securities, instruments, repurchase agreements, financial futures contracts, options and other investments and techniques that the Funds may purchase, sell, enter into or use;

(d)     will, or will cause the appropriate Sub-Adviser(s) to, determine the portions of each Fund’s portfolio to be invested in securities or other assets and uninvested or in cash equivalents;

(e)     will, or will cause the appropriate Sub-Adviser(s) to, oversee the placement of purchase and sale orders on behalf of the Funds;

(f)     will, or will cause the appropriate Sub-Adviser(s) to, employ professional portfolio managers and securities analysts to provide research services to the Funds;

(g)     will, or will cause the appropriate Sub-Adviser(s) to, vote all proxies solicited by or with respect to the issuers of securities in which assets of the Funds may be invested in a manner that complies with the Funds’ proxy voting policies and procedures and, in the good faith judgment of the Adviser, best serves the interests of each Fund’s shareholders; maintain records of all proxies voted on behalf of the Funds; and provide information to the Trust or its designated agents in a manner that is sufficiently complete and timely to ensure compliance by the Trust with its filing obligations under Rule 30b1-4 of the 1940 Act;

(h)     will, or will cause the appropriate Sub-Adviser(s) to, maintain books and records with respect to each Fund’s securities transactions in compliance with the 1940 Act;

(i)     will, and will cause each Sub-Adviser to, provide periodic and special reports to the Board, as requested;

(j)     to the extent reasonably requested by the officers of the Funds, will, and will cause each Sub-Adviser to, cooperate with and provide reasonable assistance to other service providers engaged by the Trust by: (1) keeping them fully informed as to such matters that they may reasonably deem necessary with respect to the performance of their obligations to the Funds, (2) providing prompt responses to reasonable requests for information or assistance, and (3) establishing appropriate processes to promote the efficient exchange of information; and

(k)     will monitor compliance of each Sub-Adviser with the investment objectives, strategies, policies, limitations and restrictions of any Fund under the management of such Sub-Adviser, and review and report to the Board on the performance of each such Sub-Adviser.

In providing those services, the Adviser will provide the Funds with ongoing research, analysis, advice and judgments regarding individual investments, general economic conditions and trends and long-range investment policy. In addition, the Adviser will furnish the Funds with whatever statistical information the Funds may reasonably request with respect to the securities that the Funds may hold or contemplate purchasing.

The Adviser further agrees that, in performing its duties hereunder, it will, and that any Sub-Advisory Agreements it enters into with any Sub-Adviser shall require that the Sub-Adviser will:

(a)     comply in all material respects with (1) the 1940 Act and the Advisers Act and all rules and regulations thereunder, (2) the rules and regulations of the Commodities Futures Trading Commission, (3) the Internal Revenue Code of 1986, as amended (“Code”), (4) the investment objectives, strategies, policies, limitations and restrictions of each Fund as described in the Prospectuses, (5) the Declaration of Trust and ByLaws of the Trust, and (6) all other applicable federal and state law and regulations, and with any applicable procedures adopted by the Board;

(b)     use its best efforts to manage each Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

(c)     maintain books and records with respect to each Fund’s securities transactions, render to the Board such periodic and special reports as the Board may reasonably request, and keep the Board informed of developments materially affecting each Fund’s portfolio;

(d)     make available to the Board, Chief Compliance Officer of the Trust (the “CCO”) and the Funds’ administrator, promptly upon their request, such copies of its investment records and ledgers with respect to each Fund as may be required to assist in their compliance with applicable laws and regulations. As reasonably requested by the Board, the Adviser will complete periodic or special questionnaires and furnish to the Board such periodic and special reports regarding each Fund and the Adviser. In addition, the Adviser will furnish to the Board and, subject to compliance with the Funds’ applicable policies regarding disclosure of portfolio holdings, third-party data reporting services all currently available standardized performance information and other customary data;

(e)     make available to the Board at reasonable times its portfolio managers and other appropriate personnel, either in person or, at the mutual convenience of the Board and the Adviser, by telephone, in order to review the investment policies, performance and other matters relating to the management of the Funds;

(f)     use no inside information that may be in its possession or in the possession of any of its affiliates, nor will the Adviser seek to obtain any such information, in providing investment advice to each Fund;

(g)     immediately notify the Trust and the Board in the event that the Adviser or any of its affiliates becomes aware that the Adviser: (1) is subject to a statutory disqualification that prevents the Adviser from serving as investment adviser pursuant to this Agreement; (2) fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement; (3) is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority; or (4) is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, or governmental authority, involving the affairs of the Trust. The Adviser further agrees to notify the Trust and the Board immediately of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in any Prospectus regarding the Funds, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect. The Adviser will promptly notify the Trust and the Board if any member of the portfolio management team for any Fund changes or there is otherwise an actual change in control or management of the Adviser;

(h)     not disclose information regarding Fund characteristics, trading history, portfolio holdings or any other related information to any third party, except in compliance with the Funds’ policies on disclosure of portfolio holdings;

(i)     provide the Trust or the Board with such information and assurances (including certifications and sub-certifications) as the Trust or the Board may reasonably request from time to time in order to assist the Trust or the Board in complying with applicable laws, rules and regulations, including requirements in connection with the preparation and/or filing of the Funds’ Form N-CSRs and Form N-Qs;

(j)     assist as requested in determining the fair value of portfolio securities when market quotations are not readily available (including making knowledgeable personnel of the Adviser available for discussions with the Board and/or any fair valuation committee appointed by the Board upon reasonable request, and obtaining bids and offers or quotes from broker-dealers or market-makers with respect to securities held by the Funds), for the purpose of calculating each Fund’s net asset value in accordance with the procedures and methods established by the Board; and

(k)     meet with the Board to explain its activities at such times and places as the Board may reasonably request.

The Adviser will also make available, without additional expense to the Trust, the service of the Adviser’s directors, officers and employees to be duly elected or appointed officers and/or Trustees of the Trust, subject to their individual consent to serve and to any limitations imposed by laws, rules or regulations, provided however, that the Trust may pay all or a portion of the compensation payable to the Trust’s CCO, subject to the approval of the Board.

3.	Documents

The Trust has delivered properly certified or authenticated copies of each of the following documents to the Adviser and will deliver to it all future amendments and supplements thereto, if any:

(a)     certified resolution of the Board authorizing the appointment of the Adviser and approving the form of this Agreement; and

(b)     the Prospectuses and any exhibits, powers of attorneys, certificates and any and all other documents relating to or filed in connection with the Prospectuses.

4.	Brokerage

The Adviser may place orders pursuant to its investment determinations for each of the Funds directly with the issuers of the securities, or with any broker or dealer. The Adviser may open and maintain brokerage accounts of all types on behalf of and in the name of the Funds. The Adviser may enter into standard customer agreements with brokers and direct payments of cash, cash equivalents and securities and other property into such brokerage accounts as the Adviser deems desirable or appropriate. In selecting brokers or dealers to execute transactions on behalf of the Funds, the Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any Fund transaction, the Adviser will consider all factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting broker-dealers to execute a particular transaction, and in evaluating the best overall terms available, the Adviser is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) provided to the Funds and/or other accounts over which the Adviser or its affiliates exercise investment discretion. The parties hereto acknowledge that it is desirable for the Trust that the Adviser have access to supplemental investment and market research and security and economic analysis provided by broker-dealers who may execute brokerage transactions at a higher cost to the Funds than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Adviser may cause the Funds to pay a broker-dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Adviser to the Funds. It is understood that the services provided by such brokers may be useful to the Adviser in connection with the Adviser’s services to other clients. The Adviser may, but shall not be obligated to, aggregate or bunch orders for the purchase or sale of securities for the Funds with orders for its other clients where: (1) such aggregation or bunching of order is not inconsistent with a Fund’s investment objectives, policies and procedures, (2) the allocation of the securities so purchased or sold, as well as the expenses incurred in any such transaction, shall be made by the Adviser in a manner that is fair and equitable in the judgment of the Adviser, and (3) the Adviser shall be cognizant of its fiduciary obligations to the Funds and each of its other clients and shall enter into such transactions only where the rights of each client are considered and protected. To the extent that the Adviser retains one or more Sub-Advisers, the Adviser shall monitor the use by each such Sub-Adviser of brokers and dealers to execute trades in securities on behalf of the Funds.

5.	Records

(a)     The Adviser agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Adviser with respect to the Funds by the 1940 Act. The Adviser further agrees that all records which it maintains for the Funds are the property of the Funds and it will promptly surrender any of such records upon request.

(b)     The Adviser shall make all filings with the SEC required of it pursuant to Section 13 of the 1934 Act with respect to its duties as are set forth herein. The Adviser also shall make all required filings on Forms 13D and 13G (as well as other filings triggered by ownership in securities under other applicable laws, rules and regulations) as may be required of the Funds due to the activities of the Adviser. The Adviser shall coordinate with the Trust, as appropriate, with respect to the making of such filings.

6.	Standard of Care

The Adviser shall exercise its best judgment in rendering the services under this Agreement. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Fund or the Funds’ shareholders in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Adviser against any liability to a Fund or to its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or negligence on its part in the performance of its duties or by reason of the Adviser’s reckless disregard of its obligations and duties under this Agreement. As used in this Section 6, the term “Adviser” shall include any officers, directors, employees, or other affiliates of the Adviser performing services with respect to a Fund.

7.	Compensation

In consideration of the services rendered pursuant to this Agreement, each Fund will pay the Adviser a fee as set forth on Schedule B attached hereto. The fee shall be computed and accrued daily and payable monthly. For purposes of determining fees payable in this manner, the value of a Fund’s daily net assets shall be computed at the times and in the manner specified in the Fund’s Prospectuses.

8.	Expenses

(a)     The Adviser will bear all expenses in connection with the performance of its services under this Agreement and will bear the costs and expenses payable to Sub-Advisers under the Sub-Advisory Agreements.

(b)     The Adviser shall bear all reasonable expenses of the Trust, if any, arising out of an assignment or change in control of the Adviser. In the event that there is a proposed change in control of the Adviser that would act to terminate this Agreement, and if a vote of shareholders to approve a new advisory agreement is at that time deemed by counsel to the Trust to be required by the 1940 Act or any rule or regulation thereunder, the Adviser agrees to assume all reasonable costs associated with soliciting shareholders of the Funds to approve any such new advisory agreement with the Adviser. Such expenses include the costs of preparation and mailing of a proxy statement, and of soliciting proxies.

(c)     Except to the extent expressly assumed by the Adviser or required under applicable laws, rules and regulations to be paid, assumed or reimbursed by the Adviser, each Fund will bear certain other expenses to be incurred in its operation, including, but not limited to: taxes; interest; brokerage fees and commissions; fees of the members of its Board who are not officers, directors or employees of the Adviser or any Sub-Adviser; SEC fees and state blue sky fees; charges of custodians, transfer and dividend disbursing agents and fund adminstrators/accountants; the Fund’s proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Fund’s existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; charges of independent pricing services; costs of preparing and printing Prospectuses for regulatory purposes and for distribution to existing shareholders; costs of shareholders’ reports and meetings of the shareholders of the Fund and of the officers and the members of the Board; compensation payable to the Trust’s CCO, if so approved by the Board; association membership dues; and any extraordinary expenses.

(d)     The Adviser may not pay fees in addition to any Fund distribution or servicing fees to financial intermediaries, including, without limitation, banks, broker-dealers, financial advisers, or pension administrators, for sub-administration, sub-transfer agency or any other shareholder servicing or distribution services associated with shareholders whose shares are held in omnibus or other group accounts, except with the prior authorization of the Board. Where such arrangements are authorized by the Board, the Adviser shall report regularly to the Board on the amounts paid and the relevant financial institutions.

9.	Services to Other Companies or Accounts

The investment advisory services of the Adviser to the Funds under this Agreement are not to be deemed exclusive, and the Adviser, or any affiliate thereof, shall be free to render similar services to other investment companies and clients (whether or not their investment objective and policies are similar those of a Fund) and to engage in activities so long as its services hereunder are not impaired thereby. If the Adviser provides any advice to its clients concerning investment in the shares of a Fund, the Adviser shall act solely for such clients in that regard and not in any way on behalf of the Trust or the Funds.

10.	Compliance Matters

(a)     The Adviser understands and agrees that it is a “service provider” to the Trust as contemplated by Rule 38a-1 under the 1940 Act. As such, the Adviser agrees to cooperate fully with the Trust and its Board and officers, including the CCO, with respect to (1) any and all compliance-related matters, and (2) the efforts of the Trust to assure that each of its service providers adopt and maintain policies and procedures that are reasonably designed to prevent violation of the “federal securities laws”, as that term is defined by Rule 38a-1, by the Trust and the Adviser. In this regard, the Adviser shall:

(1)     submit to the Board for its consideration and approval, prior to the effective date of this Agreement, the Adviser’s applicable compliance policies and procedures;

(2)     submit to the Board for its consideration and approval, annually (and at such other times as the Trust may reasonably request), a report (“Report”) fully describing any material amendments to the Adviser’s applicable compliance policies and procedures since the most recent Report;

(3)     provide periodic reports discussing the Adviser’s compliance program and special reports in the event of material compliance matters;

(4)     permit the Trust and its Board and officers to become familiar with the Adviser’s operations and understand those aspects of the Adviser’s operations that may expose the Trust to compliance risks or lead to a violation by the Trust or the Adviser of the federal securities laws;

(5)     permit the Trust and its Board and officers to maintain an active working relationship with the Adviser’s compliance personnel by, among other things, providing the CCO and other officers with a specified individual within the Adviser’s organization to discuss and address compliance-related matters;

(6)     provide the Trust and its Board and officers, including the CCO, with such certifications as may be reasonably requested; and

(7)     reasonably cooperate with any independent registered public accounting firm engaged by the Trust and shall take all reasonable action in the performance of its obligations under this Agreement to assure that access to all reasonably necessary information and the appropriate personnel are made available to such independent registered public accounting firm, to support the expression of the independent registered public accounting firm’s opinion and their review of the appropriate internal controls and operations, as such may be required from time to time.

(b)    The Adviser represents, warrants and covenants that it has implemented and shall maintain a compliance program that complies with the requirements of Rule 206(4)-7 under the Advisers Act.

(c)    The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and has provided the Trust with a copy of the code of ethics and evidence of its adoption. Upon the written request of the Trust, the Adviser shall permit the Trust to examine the reports required to be made by the Adviser pursuant to Rule 17j-1(d)(1).

11.	Duration and Termination

(a)    Current Funds.     This Agreement shall be effective with respect to the Funds listed on Schedule A as of the date hereof at the time the Funds commence operations pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the 1940 Act (“Current Funds”). For each Current Fund, this Agreement shall continue in effect from the effective date hereof, unless sooner terminated, as provided herein, through November 1, 2016 and shall continue year to year thereafter, provided each continuance is specifically approved at least annually by (i) the vote of a majority of the members of the Board or (ii) a vote of a “majority” (as defined in the 1940 Act) of the Current Fund’s outstanding voting securities, provided that in either event the continuance is also approved by a majority of the members of the Board who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)    New Funds.     With respect to any Fund that is not a Current Fund (“New Fund”), this Agreement shall become effective on such date as determined by the Board, provided that with respect to any New Fund, this Agreement shall not take effect unless it has been approved (a) by a vote of a majority of the members of the Board, including a majority of those Board members who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of that New Fund’s outstanding voting securities and shall continue in effect with respect to the New Fund, unless sooner terminated, as provided herein, for two years from the initial approval date for each New Fund and shall continue from year to year thereafter, provided each continuance is specifically approved at least annually by (i) the vote of a majority of the members of the Board or (ii) a vote of a “majority” (as defined in the 1940 Act) of the New Fund’s outstanding voting securities, provided that in either event the continuance is also approved by a majority of the members of the Board who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(c)    Termination.     This Agreement is terminable with respect to the Funds, or any Fund, without penalty, on sixty (60) days’ written notice by the Board or by vote of the holders of a “majority” (as defined in the 1940 Act) of the outstanding voting securities of the affected Funds, or upon ninety (90) days’ written notice by the Adviser. Termination of this Agreement with respect to any given Fund shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Fund. This Agreement will be terminated automatically in the event of its “assignment” (as defined in the 1940 Act).

12.	Confidential Information

Each party agrees that it will treat confidentially all information provided by any other party regarding such other parties’ businesses and operations, including without limitation, the investment activities or holdings of each Fund. All confidential information provided by a party hereto shall not be disclosed to any unaffiliated third party without the prior consent of the providing party; however, a Fund’s portfolio holdings information may be disclosed in a manner consistent with the policies and procedures adopted by the Board regarding its dissemination. The foregoing shall not apply to any information that is public when provided or thereafter becomes public through no wrongful act of the recipient or which is required to be disclosed by any regulatory authority in the lawful and appropriate exercise of its jurisdiction over a party, by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable laws, rules or regulations.

13.	Amendment

No provision of this Agreement shall be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and, except to the extent permitted by the 1940 Act or the rules or regulations thereunder or pursuant to any exemptive relief granted by the SEC, no material amendment of this Agreement with respect to any Fund shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of that Fund (unless such approval is not required by Section 15 of the 1940 Act as interpreted by the SEC or its staff), and (ii) a majority of the members of the Board, including a majority of Board members who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

14.	Use of Name

It is understood that the name of Smead Capital Management, Inc. or any derivative thereof or logo associated with that name is the valuable property of the Adviser and its affiliates, and that the Trust and each Fund have the right to use such name (or derivative or logo) only so long as this Agreement shall continue with respect to a given Fund. Upon termination of this Agreement or upon termination of this Agreement with respect to a given Fund or the Trust, as appropriate, any affected Fund shall forthwith cease to use such name (or derivative or logo) and the Trust, as appropriate, shall promptly amend its charter documents to change the Fund name to comply herewith.

15.	Nonpublic Personal Information

Notwithstanding any provision herein to the contrary, the Adviser agrees on behalf of itself and its directors\trustees, shareholders, officers, and employees (1) to treat confidentially and as proprietary information of the Trust (a) all records and other information relative to the Fund’s prior, present, or potential shareholders (and clients of said shareholders) and (b) any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under the Gramm-Leach-Bliley Act (the “G-L-B Act”), and (2) except after prior notification to and approval in writing by the Trust, not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, or as otherwise permitted by Regulation S-P or the G-L-B Act, and if in compliance therewith, the privacy policies adopted by the Trust and communicated in writing to the Adviser. Such written approval shall not be unreasonably withheld by the Trust and may not be withheld where the Adviser may be exposed to civil or criminal contempt or other proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

16.	Anti-Money Laundering Compliance

The Adviser acknowledges that, in compliance with the Bank Secrecy Act, as amended, the USA PATRIOT Act, and any implementing regulations thereunder (together, “AML Laws”), the Trust has adopted an Anti-Money Laundering Policy. The Adviser agrees to comply with the Trust’s Anti-Money Laundering Policy and the AML Laws, as the same may apply to the Adviser, now and in the future. The Adviser further agrees to provide to the Trust and/or the Trust’s agent such reports, certifications and contractual assurances as may be reasonably requested by the Trust. The Trust may disclose information regarding the Adviser to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file reports with such authorities as may be required by applicable law or regulation.

17.	Certifications; Disclosure Controls and Procedures

The Adviser acknowledges that, in compliance with the Sarbanes-Oxley Act, and the implementing regulations promulgated thereunder, the Trust and the Fund are required to make certain certifications and have adopted disclosure controls and procedures. To the extent reasonably requested by the Trust, the Adviser agrees to use its best efforts to assist the Trust and the Fund in complying with the Sarbanes-Oxley Act and implementing the Trust’s disclosure controls and procedures. The Adviser agrees to inform the Trust of any material development related to the Fund that the Adviser reasonably believes is relevant to the Fund’s certification obligations under the Sarbanes-Oxley Act.

18.	Miscellaneous

(a)    This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

(b)    Titles or captions of sections in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

(c)    This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

(d)    This Agreement and the rights and obligations of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with the laws of the State of Delaware.

(e)    If any provisions of this Agreement or the application thereof to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than these as to which it so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

(f)    Notices of any kind to be given to the Adviser by the Trust shall be in writing and shall be duly given if mailed or delivered to the Adviser at 600 University Street, Suite 2412, Seattle, WA 98101, or at such other address or to such individual as shall be specified by the Adviser. Notices of any kind to be given to the Trust by the Adviser shall be in writing and shall be duly given if mailed or delivered to 600 University Street, Suite 2412, Seattle, WA 98101, or at such other address or to such individual as shall be specified by the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all on the day and year first above written.

SMEAD FUNDS TRUST on behalf of the Smead Value Fund	SMEAD CAPITAL MANAGEMENT, INC.

By: /s/ Lisa Martin	By: /s/ William W. Smead

Name: Lisa Martin	Name: William W. Smead
Title: Secretary	Title: Chief Executive Officer

SCHEDULE A

Series or Fund of Smead Funds Trust

Smead Value Fund

SCHEDULE B

Series or Fund of Smead Funds Trust	Annual Fee rate

Smead Value Fund	0.75% of average net assets